EXHIBIT 99(a)

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 10, 1996

                              in Richmond, Virginia

          This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John P. McCann and C. Harmon Williams, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of the undersigned in United Dominion Realty Trust, Inc., at the special meeting of shareholders to be held December 10, 1996, and at any and all adjournments thereof.

      IMPORTANT - This Proxy must be signed and dated on the reverse side.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

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                       UNITED DOMINION REALTY TRUST, INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.




P     1. Approval of the Amended and Restated Agreement               FOR      AGAINST         ABSTAIN
         and Plan of  Merger dated as of October 1, 1996,
R        by and among  United Dominion Realty Trust, Inc.,
         United Sub, Inc. and South West Property Trust Inc.
O
      2. In their discretion, on such other matters as may            FOR      AGAINST         ABSTAIN
X        properly come before the Special Meeting or
         any adjournments thereof.
Y

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                                              This proxy when properly executed
                                              will be voted in the manner
                                              directed herein by the undersigned
                                              shareholder. If no direction is
                                              made, this Proxy will be voted FOR
                                              Proposals 1 and 2 .

                                              ---------------------------------
                                              Signature

                                              Dated: ________________, 1996

                                              NOTE:    Please sign name exactly
                                                       as it appears on the
                                                       stock certificate.  Only
                                                       one of several joint
                                                       owners need sign.
                                                       Fiduciaries should give
                                                       full title.